                                                                    Exhibit 3.42


                                                                          PAGE 1

                                State of Delaware

                        Office of the Secretary of State


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NELSON PUBLICATIONS, INC.", CHANGING ITS NAME FROM "NELSON PUBLICATIONS, INC." TO "NELSON INFORMATION, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF FEBRUARY, A.D. 1997, AT 11 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

      DEPARTMENT OF STATE
OFFICE OF THE SECRETARY OF STATE
          DELAWARE


                                           AUTHENTICATION: 8314528
2355105  8100                                        DATE: 02-04-97

971035254

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

                            NELSON PUBLICATIONS, INC.

                                 * * * * * * *

               Pursuant to Section 242 of the General Corporation
                          Law of the State of Delaware


     Nelson Publications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation, by unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of the Corporation be amended by deleting Article FIRST thereof in its entirety and substituting in lieu of said Article the following new Article: "FIRST: The name of the Corporation is Nelson Information, Inc."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Nelson Publications, Inc. has caused this certificate of be signed by Beverly C. Chell, its Vice Chairman this 3rd day of February, 1997.



                                       Nelson Publications, Inc.


                                       /s/ Beverly C. Chell
                                       ---------------------------------
                                       Beverly C. Chell
                                       Vice Chairman

                               State of Delaware

                        Office of the Secretary of State

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NELSON PUBLICATIONS, INC." FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 1993, AT 4:30 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.

                               * * * * * * * * * *


                                          /s/ William T. Quillen
                                          --------------------------------------
                                          William T. Quillen, Secretary of State

                                                AUTHENTICATION: *4100712
                                                          DATE: 10/14/1993

723286125

                          CERTIFICATE OF INCORPORATION
                                       OF
                            NELSON PUBLICATIONS, INC.


          The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the Delaware General Corporation Law, hereby certifies that:

          FIRST: The name of the Corporation is Nelson Publications, Inc.

          SECOND: The registered office and registered agent of the Corporation is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          FOURTH: The total number of shares of stock that the Corporation is authorized to issue is 1,000 shares of Common Stock, par value $0.01 each.

          FIFTH: The name and address of the incorporator is Beverly C. Chell, 745 Fifth Avenue, New York, New York 10151.

          SIXTH: The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation.

          SEVENTH: Except as otherwise provided by the Delaware General Corporation Law as the same exists or may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

          IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation on October 12, 1993.


                                       /s/ Beverly C. Chell
                                       ---------------------------------
                                           Beverly C. Chell